[Wilson Sonsini Goodrich & Rosati Professional Corporation Letterhead]
Exhibit 5.1
December 7, 2006
Cytokinetics, Incorporated
280 East Grand Avenue
South San Francisco, California 94080
     Re:       Registration Statement on Form S-3
Ladies and Gentlemen:
     We have acted as special counsel for Cytokinetics, Incorporated, a Delaware corporation (the “Company”), in connection with the registration under the Securities Act of 1933, as amended (the “Act”), of 5,285,715 shares of the Company’s common stock, par value $0.001 per share, of the Company (“Common Stock”) pursuant to the registration statement on Form S-3 (Registration No. 333-125786), as filed with the Securities and Exchange Commission (“the Commission”) under the Act on June 14, 2005, and the registration statement on Form S-3 (Registration No. 333-138306), as filed with the Commission under the Act pursuant to Rule 462(b) on October 30, 2006, together with the exhibits thereto each and the documents incorporated by reference therein each (said registration statements, as they may be amended from time to time, are herein referred to collectively as the “Registration Statement”) and the related base prospectus which forms a part of and is included in the Registration Statement and the related prospectus supplement in the form filed with the Commission pursuant to Rule 424(b) under the Act (together, the “prospectus”).
     The Common Stock are to be sold pursuant to a Placement Agent Agreement, dated as of December 6, 2006 (the “Placement Agreement”), between the Company and Lazard Capital Markets LLC , JMP Securities LLC and Rodman & Renshaw, LLC, as placement agents, and Subscription Agreements, dated as of December 6, 2006, between the Company and the investor signatories thereto (the “Subscription Agreements”). The Placement Agreement and the form of Subscription Agreement have been filed by the Company as an exhibit to a Current Report on Form 8-K filed with the Commission on December 7, 2006.
     In connection with this opinion, we have examined and relied upon the Registration Statement and related base prospectus included therein, the prospectus supplement filed with the Commission pursuant to Rule 424(b) under the Act, the Company’s Amended and Restated Certificate of Incorporation, as amended to date, the Company’s Amended and Restated Bylaws, as currently in effect, the Placement Agreement, the Subscription Agreements and such instruments, documents, certificates and records that we have deemed relevant and necessary for the basis of our opinions hereinafter expressed. In such examination, we have assumed: (i) the authenticity of original documents and the genuineness of all signatures; (ii) the conformity to the originals of all documents submitted to us as copies; (iii) the truth, accuracy and

Cytokinetics, Incorporated
December 7, 2006

completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed; and (iv) the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof.
     On the basis of the foregoing, and in reliance thereon, we are of the opinion that the shares of Common Stock, when issued and sold in accordance with the Placement Agreement, the Subscription Agreements, the Registration Statement and the prospectus, will be validly issued, fully paid and nonassessable.
     Our opinion that any document is legal, valid and binding is qualified as to:
     (a) limitations imposed by bankruptcy, insolvency, reorganization, arrangement, fraudulent conveyance, moratorium or other laws relating to or affecting the rights of creditors generally;
     (b) rights to indemnification and contribution, which may be limited by applicable law or equitable principles; and
     (c) general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief and limitation of rights of acceleration, regardless of whether such enforceability is considered in a proceeding in equity or at law.
     Members of our firm are admitted to the bar in the State of California, and we do not express any opinion as to the laws of any jurisdiction, other than the federal laws of the United States of America, laws of the State of California and the General Corporation Law of the State of Delaware (the “DGCL”). We are not licensed to practice law in the State of Delaware and, accordingly, our opinions as to the DGCL are based solely on a review of the official statues of the State of Delaware and the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting such statutes and provisions.
     We hereby consent to the filing of this opinion as an exhibit to the above-referenced Registration Statement and to the use of our name wherever it appears in the Registration Statement and the related prospectus and prospectus supplement, and in any amendment or supplement thereto. In giving such consent, we do not believe that we are “experts” within the meaning of such term as used in the Act or the rules and regulations of the Commission issued thereunder with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

Cytokinetics, Incorporated
December 7, 2006

Sincerely,
WILSON SONSINI GOODRICH & ROSATI
Professional Corporation
/s/ Wilson Sonsini Goodrich & Rosati